As filed with the Securities and Exchange Commission on December 20, 1996
                                                  Registration No. 33-48233
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ALLIED Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Iowa                                       42-0958655
 -------------------------------             --------------------------------
 (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)

         701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211
        --------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Jamie H. Shaffer
           701 Fifth Avenue, Des Moines, IA 50391-2000, (515)280-4211
      -------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429, the Prospectus included as part of this Registration Statement also relates to Registration Statement No. 33-15461 previously filed by the Company.

          Page 1 of 20 pages. Exhibit index on page 17.

PROSPECTUS


                               ALLIED GROUP, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


ALLIED Group, Inc. ("Company") offers participation in its Dividend Reinvestment and Stock Purchase Plan ("Plan"). The Plan provides investors with a convenient and economical method for purchasing shares of common stock, no par value, of the Company ("Common Stock") and for reinvesting all or a portion of their cash dividends in additional shares of Common Stock. Any shareholder of record of Common Stock or any other investor who chooses to become a shareholder of record is eligible to join the Plan.

Key features of the Plan include the following:

     - Persons who are not shareholders may participate by investing as little as $250 up to a maximum of $60,000 per year.

     - Shareholders of record may participate by electing to reinvest all or a portion of their cash dividends in additional shares of Common Stock.

     - Shareholders of record may participate by making an optional cash investment of $50 or more (or a minimum of $25 if investments are made by authorizing monthly automatic withdrawals) up to an aggregate maximum of $60,000 per year.

Shares of Common Stock will be purchased under the Plan, at the option of the Company, either in the open market by Harris Trust and Savings Bank or purchased directly from the Company from its authorized but unissued shares. In the event of an open market purchase, the price per share of Common Stock will be the average price paid by Harris Trust and Savings Bank to obtain them. In the event of a direct purchase from the Company from its authorized but unissued shares, the price per share of Common Stock will be the average of the high and low sale prices of shares as reported on the Nasdaq National Market tier of The Nasdaq Stock Market on the date of purchase.

The Company will pay the cost of administration of the Plan and brokerage commissions relating to shares of Common Stock purchased in the open market; however, the Plan participants will bear the cost of brokerage commissions on any shares sold.


                  Retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1997

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and any other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, New York, New York 10048; and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

The Company has filed a Registration Statement on Form S-3 with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or copies thereof obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

         1. The Company's Annual report on Form 10-K for the year ended December 31, 1995;

         2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996; and

         3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated February 18, 1986, under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Such oral or written requests may be made to: George T. Oleson, Corporate Counsel and Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211.


                                  THE COMPANY

The Company is a regional insurance holding company headquartered in Des Moines, Iowa. The Company is primarily engaged through its subsidiaries in the business of property-casualty insurance and excess and surplus lines insurance.

The Company's three property-casualty subsidiaries, AMCO Insurance Company, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company, write personal lines of insurance (primarily automobile and homeowners) and commercial lines of insurance for small businesses. The property-casualty subsidiaries participate in a reinsurance pooling agreement with ALLIED Mutual Insurance Company, an affiliated property-casualty insurance company, such agreement generally providing that each company's property-casualty insurance business is combined and then prorated among the participants according to predetermined percentages. The Company's property-casualty subsidiaries market their products through three distribution systems: independent agencies, direct marketing, and high-volume agencies which contract to sell personal lines exclusively through the Company's insurance subsidiaries. The Company's property-casualty subsidiaries operate exclusively in the United States;
primarily in the central and western states through approximately 2,250 independent agencies. Western Heritage Insurance Company is an excess & surplus lines insurance subsidiary, which primarily underwrites specialty commercial casualty lines.

The Company is an Iowa corporation with its executive offices located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000. The Company's telephone number is
(515)280-4211.


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


General

Established by the Company in 1987, the Plan was amended in 1992 to increase to 900,000 the number of shares available for issuance. After the 3-for-2 stock split on June 17, 1993, there remained to be issued under the Plan 743,097 shares. After the 3-for-2 stock split on November 15, 1996, there remained to be issued under the Plan 887,621 shares. The Plan has been amended to allow participation by investors who choose to become shareholders of record.

The following is a complete statement of the Plan.


Purpose

The purpose of the Plan is to provide shareholders of record and other investors who choose to become shareholders of record with a convenient and inexpensive method for purchasing shares of Common Stock and for reinvesting all or a portion of their cash dividends.


Advantages to Participants

Subject to the terms and conditions set forth below, participants in the Plan may purchase shares of Common Stock by:

         1. making an initial investment to become a shareholder of the Company,
         2. having cash dividends on all or a portion of their shares of Common Stock automatically reinvested,
         3. investing optional cash investments whenever desired or on a routine monthly basis, or
         4. investing both dividends and optional cash investments.

The Company absorbs all administrative costs related to the Plan, including any brokerage fees if the shares are purchased in the open market. Because the Plan permits fractions of shares (up to four decimal places) to be credited to participants' accounts, dividends will be paid on fractional as well as full shares held in the participants' accounts. Shares purchased for the participant will be held in safekeeping by the Plan agent until the participant requests a certificate. Shares held in the Plan account will be automatically enrolled in dividend reinvestment and will have all cash dividends reinvested in additional shares of Common Stock, unless the participant affirmatively elects to receive cash dividends. The participant will receive a detailed statement each time there is account activity.


Disadvantages to Participants

A participant has no control over the time or price at which Common Stock is purchased or sold for the participant's account. Participants bear the market risk associated with fluctuations in the price of Common Stock. No interest will be paid on funds held by the Plan agent pending investment in the Plan.

Administration

Harris Trust and Savings Bank ("Agent") administers the Plan as Agent for participants, purchases, and holds shares of Common Stock acquired under the Plan, maintains records, sends statements of account to participants, and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by the Agent as custodian for participants and registered in the name of the Agent or its nominee. The Agent also serves as the Company's transfer agent and is the registrar for the Common Stock.
The Agent's address and phone number is:

                 Harris Trust and Savings Bank
                 Dividend Reinvestment Service
                 P.O. Box A3309
                 Chicago, Illinois 60690
                 (312)461-2731


Eligibility

Any person or entity, whether or not a holder of record of shares of Common Stock, is eligible to participate in the Plan, provided that: (1) such person or entity chooses to be a shareholder of record, (2) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures," and (3) in the case of citizens or residents of a country other than the United States, its territories, and possessions, participation would not violate local laws applicable to the Company or the participant.


Enrollment Procedures

After being furnished with a copy of this Prospectus, any eligible applicant may enroll in the Plan by completing and signing an Enrollment Form and delivering it to the Agent. Enrollment Forms are available upon request from the Agent. See "Administration" above. By checking the appropriate box on the Enrollment Form, the eligible applicant may indicate whether they wish to:

         1.  make an initial investment to become a shareholder of the Company,
         2. have cash dividends on all or a portion of their shares of Common Stock automatically reinvested,
         3. invest optional cash investments whenever desired or on a routine monthly basis, or
         4.  invest both dividends and optional cash investments.

Enrollment Forms will be processed as promptly as practicable after receipt by the Agent. Participation in the Plan will begin after the properly completed
Enrollment Form has been reviewed and accepted by the Agent on or before the 20th day of the month.

         Non-shareholders
        -----------------
Eligible applicants must include with the Enrollment Form a minimum initial investment of at least $250 but not more than $60,000, and the Enrollment Form and initial investment must be submitted to the Agent by the 20th day of the month. See "Initial Investments and Optional Cash Investments" below.

         Shareholders
        -------------
Any shareholder of record of Common Stock may enroll and elect to participate in the dividend reinvestment portion of the Plan with respect to all or any portion of the shares of Common Stock currently owned by such shareholder or may make an optional cash investment. To reinvest dividends, an Enrollment Form must be received by the Agent on or before the 20th day of the month in which the Company pays a dividend on its Common Stock. See "Dividends." To make an optional cash investment, a participant must submit the optional cash investment with the Enrollment Form to the Agent by the 20th day of the month. The holder of Common Stock should sign the holder's name on the Enrollment Form exactly as it appears on the certificates representing the shares of Common Stock. Any such shareholder may change the level of participation in the Plan by following the procedures described under the captions "Dividends" and "Methods of Initial Investment and Optional Cash Investment" below.

         "Street Name" Holders
        ----------------------
Any beneficial owner of Common Stock registered in the name of someone other than such beneficial owner (for example, a broker or bank nominee) may participate in the dividend reinvestment portion of the Plan by making arrangements with the broker or bank to participate through the Depository Trust Company Dividend Reinvestment Service. Brokers and bank nominees owning Common Stock held at the Depository Trust Company may participate in the Plan through such service. Other than through the Depository Trust Company Dividend Reinvestment Service, broker-dealers, bank nominees, and investment companies are not eligible to participate in the Plan.

Dividends

Participants may elect (1) full reinvestment of dividends or (2) partial reinvestment of dividends. An Enrollment Form must be received by the Agent on or before the 20th day of the month in which the Company pays a dividend on its Common Stock. Participation in the Plan will commence on the date such dividend is paid. Traditionally, cash dividends on Common Stock have been paid on or about the last day of March, June, September, and December. The payment of dividends in the future and the amount of such payments, if any, will depend upon the Company's earnings and such other factors as the Board of Directors deems relevant. If your Enrollment Form is received after the 20th day, the cash dividend payable to you in that month will be paid to you as usual, and your participation in the Plan will begin with the next cash dividend payment. Once the shares are enrolled in the dividend reinvestment portion of the Plan, the shares will continue to participate in the Plan until the Agent is notified otherwise.

Shares held in the Plan account will be automatically enrolled in dividend reinvestment and will have all cash dividends reinvested in additional shares of Common Stock, unless the participant affirmatively elects to receive cash dividends.

If any participant chooses partial reinvestment, such participant must designate on the Enrollment Form the number of whole shares to reinvest. Dividends paid on all other shares registered in the participant's name will be paid in cash.

Participants who are beneficial owners of Common Stock registered in the name of someone other than the participant may elect to reinvest dividends on Common Stock by making arrangements with their broker or bank to participate on their behalf through the Depository Trust Company Dividend Reinvestment Service. Brokers and bank nominees owning Common Stock held at the Depository Trust Company may participate in the Plan through such service on behalf of their clients.

Reinvestment levels may be changed from time to time as a participant desires by submitting a new Enrollment Form to the Agent. Participants through the Depository Trust Company may change their reinvestment levels through such service. To be effective with respect to a particular Common Stock dividend, any such change in the reinvestment levels must be received by the Agent on or before the 20th day of the month in which the Company pays a dividend on its Common Stock.


Initial Investments and Optional Cash Investments

For those eligible applicants who are not record holders of Common Stock, an initial investment of at least $250, but not more than $60,000, in the form of a personal check or money order must be included with the completed Enrollment Form and delivered to the Agent.

Participants may make optional cash investments by check, money order, or automatic monthly deduction from a bank account. The minimum amount of any optional cash investment must be at least $50 if by check, $25 if by monthly automatic deduction from a bank account, and cannot cause the total investment in any calendar year to exceed $60,000. An initial investment will be included in determining the $60,000 per calendar year limitation. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

A participant must submit the initial investment and optional cash investments to the Agent by the 20th day of the month, and the investment must be accompanied by a signed Enrollment Form. If the initial investment or optional cash investment is received by the Agent later than the 20th day of the month, the investment will be held by the Agent and invested in the following month. Upon a participant's written request received by the Agent no later than two (2) business days prior to the 20th day of the month, an initial investment or optional cash investment not already invested under the Plan will be cancelled or returned to the participant, as appropriate. However, no refund of a check will be made until the funds have been actually received by the Agent. Accordingly, such refunds may be delayed several weeks from the original date of the request.

No interest will be paid on amounts held by the Agent pending investment. Therefore, it is suggested that cash payments be sent no more than ten (10) days before the 20th of the month. Reasonable mail delay time should be taken into account so that receipt is on a timely basis. All initial investments and optional cash investments are subject to collection by the Agent at full face value in U.S. funds.

Officers and directors of the Company and ten percent owners of Common Stock may be subject to certain restrictions from time to time with respect to optional cash investments and should contact Company counsel with any questions.


Methods of Initial Investment and Optional Cash Investment

         Check Investment
         ----------------
Initial investments and optional cash investments may be made by check or money order payable in U.S. dollars to "Harris Trust and Savings Bank". Optional cash investments (minimum of $50) may be mailed to the Agent together with the Enrollment Form attached to each account statement sent to participants. The initial investment and optional cash investment must be received by the 20th day of the month.

         Automatic Investment From a Bank Account
        -----------------------------------------
Participants may make optional cash investments through automatic monthly investments of a specified amount (not less than $25 per month up to a total of $60,000 per calendar year) through an Automated Clearing House ("ACH") withdrawal from a predesignated U.S. bank account.

To initiate automatic monthly deductions, the participant must complete and sign the Automatic Monthly Deduction portion of the Enrollment Form and return it to the Agent together with a voided blank check or savings deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable.

Once automatic monthly deductions are initiated, funds will be drawn from the participant's designated bank account on or about the 20th of each month, or if any such date falls on a weekend or holiday, funds will be drawn on the next business day.

Participants may change or terminate automatic monthly deductions by completing the Automatic Monthly Deduction portion of a new Enrollment Form and signing and submitting the new Enrollment Form to the Agent by the 20th of the month.


Source, Price, and Number of Shares

Shares of Common Stock may be purchased by the Agent directly from the Company or in open market transactions by a broker designated by the Agent. In its sole discretion, the Company determines whether the Plan shares are purchased directly from the Company or in the open market, but the Company cannot change this determination more frequently than once every three (3) months.

In the event of an open market purchase, the timing of purchases is in the sole discretion of the Agent subject to the terms of the Plan and applicable requirements of federal securities laws. In making purchases of Common Stock, the funds of a participant may be commingled by the Agent with those of other participants. Accordingly, the price at which Common Stock will be purchased in the open market for a participant's account will be the average price of all Common Stock purchased under the Plan for all participants at such time. The Agent will make every effort to invest available funds promptly, and in no event more than (1) thirty (30) days after the Agent's receipt of a dividend or (2) thirty-five (35) days after Agent's receipt of an optional cash investment or initial cash investment; except where postponement is deemed necessary to comply with applicable provisions of the federal securities laws.

If open market purchases are not made, the shares purchased under the Plan will be issued by the Company from its authorized but unissued shares. The price per share of Common Stock purchased directly from the Company will be the average of the high and low sale prices of the shares as reported on the Nasdaq National Market tier of The Nasdaq Stock Market on the date of purchase. Shares will be purchased on the dividend payment date. In months in which no dividend is paid, the shares will be purchased from the Company on the 25th day of the month or the next business day thereafter.

The number of shares to be purchased for your account will depend on the amount of the cash dividend, the amount of any cash payments to be invested on that date, and the price of the shares of Common Stock. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price.

All administration costs of the Plan, including service costs of the Agent and any brokerage fees, are paid by the Company. However, if a participant directs the Agent to sell Plan shares, the participant must pay a brokerage commission and any Agent handling charges.


Reports to Participants

After each purchase of shares to be held in a participant's Plan account, the participant will receive a statement showing the amount invested, the amount of dividends received, the purchase price, the number of shares purchased or withdrawn, the total shares accumulated, and other information for each transaction during the year. A quarterly statement will be sent to each participant showing the shares held by the Agent for the participant, the number of shares held by the participant in his or her name on which dividends are being reinvested, and a history of the transactions for the current calendar year. Each participant is responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Current duplicate statements will be available from the Agent. A fee may be charged by the Agent for duplicate statements relating to previous years, if available.

Each participant will receive the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to shareholders, a notice of the annual meeting and accompanying proxy statement. In addition, each participant will receive an Internal Revenue Service information return for reporting dividend income received if so required.

All notices, statements, and reports from the Agent to a participant will be addressed to the participant at the latest address of record with the Agent. Therefore, participants should promptly notify the Agent of any change of address.

Certificates for Shares

Shares purchased and held under the Plan will be held in safekeeping by the Agent in its name or the name of its nominee. This serves to protect against loss, theft, or destruction of stock certificates. The number of shares (including fractional interests) held for a participant will be shown on his or her statement of account. Participants may obtain a certificate for all or some of the whole shares of Common Stock held in their Plan accounts by completing the information on the reverse side of their statement or upon detailed written request to the Agent. Any remaining whole or fractional shares will continue to be held by the Agent.

Shares held by the Agent for the account of a participant may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant. This request should be mailed to:

                 ALLIED Group, Inc.
                 c/o Harris Trust and Savings Bank
                 Dividend Reinvestment Service
                 P.O. Box A3309
                 Chicago, Illinois 60690

Sale of Shares

Participants may request the Agent to sell any number of whole shares held in their Plan accounts by completing the information on the reverse side of their account statement or by giving detailed written instructions to the Agent. Sales are made every Tuesday and Thursday of each week (a "Sale Date"). The Agent will make the sale beginning on the first Sale Date following receipt of the request. The participant will receive the proceeds less applicable brokerage commissions and any Agent handling charges. Proceeds of shares sold through the Plan will be paid to the participant by check.

If instructions for the sale of shares are received on or after an ex-dividend date but before the related dividend payment is made, the sale will be processed as described above and a separate check for the dividends will be mailed following the payment date. A request to sell all shares held in a participant's account will be treated as a withdrawal from the Plan.

Sales will be made for the participant's account on the open market through a securities broker designated by the Agent. The Agent may commingle each participant's shares with those of other participants for the purpose of executing sales resulting in a net sale of shares. The sale price for shares sold for a participant will be credited at the average price per share of all shares sold, with respect to that Sale Date.


Withdrawal and Closing a Plan Account

A participant may close a Plan account at any time by completing the information on the reverse side of his or her statement or by giving detailed written instructions to the Agent. Such notice should be sent to:

                 ALLIED Group, Inc.
                 c/o Harris Trust and Savings Bank
                 Dividend Reinvestment Service
                 P.O. Box A3309
                 Chicago, Illinois 60690

A participant's withdrawal takes effect when such notice is received by the Agent; provided, however, that withdrawal notices received within ten (10) days prior to a dividend record date will not take effect until completion of the investment. Within thirty (30) days of withdrawal from the Plan, a certificate for the whole shares held in the Plan for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all or a portion of whole shares be sold. The Agent will make the sale beginning on the next Sale Date after receipt of the withdrawal notice, and the participant will receive a check for the proceeds, less any applicable brokerage commissions and any Agent handling charges.

Participants closing a Plan account will receive a check for the cash value of any fractional shares. Fractions of shares will be valued at the same price as whole shares sold for a participant. See "Sale of Shares" above.

If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate check for the dividends will be mailed following the payment date.

No  optional  cash  investments or  dividend  reinvestment  may  be  made  after
participation  in  the  Plan  has  been  terminated.   In  order  to  initiate
participation, the former participant must re-enroll in the Plan. See "Initial Investments and Optional Cash Investments".


Termination of Participation

After advance written notice is mailed to the participant at the address appearing on the Agent's records, the Company may terminate participation in the Plan should the participant have five (5) shares or less of Common Stock in his or her Plan account. A participant whose account in the Plan has been closed will receive a certificate for the whole shares held in the participant's account and a check for the cash value of any fractional share held in the Plan accounts. Fractions of shares will be valued at the same effective price as whole shares sold for a participant with respect to the next relevant Sale Date as described under the caption "Sale of Shares" above.

Certain Federal Tax Consequences of Participation in the Plan

The following is a summary of certain federal income tax consequences of participating in the Plan. The tax consequences to a particular participant may vary on account of individual circumstances. A participant should consult with the participant's tax advisor for advice applicable to the participant's particular situation.

The amount of cash dividends paid to a participant by the Company is considered taxable income, even though reinvested through the Plan. Expenses and fees paid for a participant by the Company will be included as dividend income, for tax purposes, and these expenses and fees will be added to the cost basis of the shares purchased through the Plan. The information return sent to a participant and the Internal Revenue Service at year-end will show as dividend income the amount of dividends reinvested through the Plan, as well as any of these fees and expenses.

A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant's account. Gain or loss will be recognized by the participant when the participant sells such whole shares and will be recognized by a participant when a fractional share credited to the participant's account is sold pursuant to the terms of the Plan.

Unless the participant provides the Agent with its social security or federal taxpayer identification number, the participant will be subject to tax withholding on dividend payments, and cash dividends will be reinvested or paid in cash as directed, in either case net of applicable withholding taxes. For foreign participants whose income is subject to federal income tax withholding, the appropriate amount of tax will be withheld from dividends, and the balance will be reinvested or paid in cash as directed by the participant.


Other Information

         Stock Split or Stock Dividend
         -----------------------------
Any dividends in Common Stock or split shares distributed by the Company on shares held by the Agent for a participant's Plan account will be added to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name and held in certificated form will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

         Voting of Shares
         ----------------
Shares held in a Plan account (including fractional shares) may be voted in person or by the proxy sent to the participant.

         Limitation of Liability
         -----------------------
Neither the Company nor the Agent (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a participant's account upon such a participant's death or with respect to the prices or times at which shares are purchased or sold for participants. Participants cannot waive federal securities law liability.

The participant will bear the risk of market price fluctuations whether shares are purchased through the Plan or through securities market transactions. The Company cannot guarantee that shares purchased under the Plan will at any particular time be worth more or less than their purchase price.

Neither the Company nor the Agent can or does assure a participant of profit or protection against a loss on the shares purchased under the Plan. The Plan does not represent a change in the Company's dividend policy. Payment of dividends will continue to depend on future earnings, financial requirements, and other factors.

         Adjustment in Authorized Shares
         -------------------------------
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number of shares which may be delivered under the Plan as may be determined to be appropriate and equitable (pro-rata) by the Board of Directors of the Company, in its sole discretion, to prevent dilution or enlargement of rights.


         Change or Termination of the Plan
         ---------------------------------
The Company may suspend, modify, or terminate the Plan at any time in whole, in part, or with respect to participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected participant's account under the Plan will be issued to the participant and a cash payment will be made for any fraction of a share. Fractions of shares will be valued at the same effective price as whole shares sold for a participant with respect to the next relevant Sale Date as described under the caption "Sale of Shares" above.

The Company reserves the right to interpret and regulate the Plan as deemed desirable or necessary in connection with the operation of the Plan and to review in good faith the method of price calculation in order to correct inequities and/or resolve questions of ambiguities of or in conflict with the various provisions of the Plan. All transactions in connection with the Plan shall be governed by the laws of the State of Iowa.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         Governing Law
         -------------
The Plan shall be construed, administered, and governed in all respects under the laws of the State of Iowa.


                                USE OF PROCEEDS

No proceeds will be realized by the Company when Plan shares are purchased on the open market. The Company is unable to predict the number of shares of Common Stock which will ultimately be sold under the Plan, the prices at which such shares will be sold or the number of such shares, if any, that will be sold by the Company from the Company's authorized but unissued shares of Common Stock. Therefore, the Company cannot estimate the amount of proceeds to be received from the sale of such shares. To the extent that shares of Common Stock are sold from the Company's authorized but unissued shares of Common Stock, the proceeds of such sales will be added to the general funds of the Company and will be used for working capital, capital expenditures, and other general corporate purposes.


                          DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 7,500,000 shares of preferred stock, without par value, and 40,000,000 shares of Common Stock, without par value. As of December 12, 1996, the Company had issued and outstanding 1,827,222 shares of 6-3/4% Series Preferred Stock and 20,355,286 shares of Common Stock, held of record by approximately 1,000 shareholders.

The holder of the outstanding 6-3/4% Series Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of the Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of 6-3/4% Series Preferred Stock is entitled to three votes for every two shares, subject to anti-dilution adjustments, so long as it is held by ALLIED Mutual or an affiliate or successor of ALLIED Mutual. The 6-3/4% Series Preferred Stock has a cumulative annual dividend of $1.92375 per share which is paid on a quarterly basis, and it ranks senior to the Common Stock as to the payment of dividends. In the event of a liquidation of the Company, the holders of the 6-3/4% Series Preferred Stock are entitled to receive $28.50 per share plus accrued dividends prior to any distribution to the holders of Common Stock. The 6-3/4% Series Preferred Stock is redeemable at any time after five years from the date of any assignment or transfer to any person who is not an affiliate or successor of ALLIED Mutual. Upon any assignment or transfer of the 6-3/4% Series Preferred Stock to any person who is not an affiliate or successor of ALLIED Mutual, it ceases to have voting rights. The 6-3/4% Series Preferred Stock has no preemptive rights and is not registered or traded.

Holders of Common Stock are entitled to one vote per share, voting together with the outstanding 6-3/4% Series Preferred Stock as one class on all matters to be voted on by shareholders including the election of directors. The approval of an amendment to the Company's Articles of Incorporation which would change the powers, preferences, or special rights of the 6-3/4% Series Preferred Stock would require the affirmative vote of a majority of all classes voting as one class and the affirmative vote of a majority of the class adversely affected, voting separately. Voting is noncumulative. Consequently, the holders of in excess of 50% of the combined voting power of the Common Stock and the outstanding preferred stock will be able to elect all the Company's directors. Holders of Common Stock are entitled to share ratably on a share-for-share basis with respect to dividends when, as and if declared by the Board out of funds legally available therefor, subject to the prior payment of all dividends accrued on the 6-3/4% Series Preferred Stock. The holders of Common Stock are entitled upon liquidation of the Company to share ratably on a share-for-share basis in the net assets available for distribution, subject to the prior rights of any 6-3/4% Series Preferred Stock then outstanding. All outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby will upon issuance and payment therefor be, fully paid and nonassessable. Shares of Common Stock are not redeemable and have no preemptive or similar rights to subscribe for additional shares.


                                  LEGAL MATTERS

Certain legal matters in connection with the sale have been passed upon by Davis, Brown, Koehn, Shors & Roberts, P.C., 2500 Financial Center, Des Moines, Iowa 50309, and Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc. Members of the firm of Davis, Brown, Koehn, Shors & Roberts, P.C. own an aggregate of 16,350 shares of Common Stock.


                                     EXPERTS

The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, the adjudicating court determines that indemnification is proper under the circumstances.

Article X of Company's Articles of Incorporation provides that the Company shall indemnify its directors to the fullest extent possible under the Iowa Business Corporation Act. Article 8 of the Company's Bylaws extends the same indemnity to its officers. Article X of the Articles also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the Iowa Business Corporation Act provisions relating to improper distributions.

The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitation and conditions as set forth in the policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

================================================================================

No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Registrant or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                     TABLE OF CONTENTS


                                                       Page
Available Information......................................
Incorporation of Certain
    Information by Reference...............................
The Company   .............................................
Dividend Reinvestment and Stock
    Purchase Plan
      General .............................................
      Purpose .............................................
      Advantages to Participants...........................
      Disadvantages to Participants........................
      Administration.......................................
      Eligibility..........................................
      Enrollment Procedures................................
           Non-shareholders................................
           Shareholders....................................
           "Street Name" Holders...........................
      Dividends............................................
      Initial Investments and
         Optional Cash Investments.........................
      Methods of Initial Investment
        and Optional Cash Investment.......................
           Check Investment................................
           Automatic Investment From
           a Bank Account..................................
      Source, Price, and Number of Shares..................
      Reports to Participants..............................
      Certificates for Shares..............................
      Sale of Shares.......................................
      Withdrawal and Closing a
         Plan Account......................................
      Termination of Participation.........................
      Certain Federal Tax Consequences
         of Participation in the Plan......................
      Other Information....................................
         Stock Split or Stock Dividend ....................
         Voting of Shares..................................
         Limitation of Liability...........................
         Adjustment in Authorized Shares...................
         Change or Termination of
           the Plan........................................
         Governing Law.....................................
Use of Proceeds............................................
Description of Capital Stock...............................
Legal Matters
Experts       .............................................
Indemnification for Securities
    Act Liabilities........................................

================================================================================

===============================================================================

                               ALLIED Group, Inc.







                              Dividend Reinvestment
                                       and
                               Stock Purchase Plan








                                  Common Stock





                                     ALLIED
                                      GROUP







                                   ----------


                                   PROSPECTUS

                                   ----------







                                  _______, 1997












================================================================================

                                       15
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred by the Company in connection with the offering described in this registration statement.

    Cost of printing                                $1,000.00
    Legal fees, Blue Sky fees, and expenses          5,000.00
    Accounting                                       1,000.00
                                                    ---------
    Total                                           $7,000.00

Item 15.  Indemnification of Directors and Officers.

The information contained in the Prospectus under the caption "Indemnification for Securities Act Liabilities" is incorporated by reference herein.

Item 16.  Exhibits.

    5. a. Opinion of Messrs. Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C., regarding legality of 400,000 shares of stock originally registered on this Form.

         b. Opinion of Cheryl M. Critelli, Assistant Corporate Counsel, ALLIED Group, Inc., regarding legality of 500,000 shares of stock registered.

         c. Opinion of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc., regarding legality of 247,699 shares of stock registered.

         d. Opinion of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc., regarding legality of 295,874 shares of stock registered.

    23. a. Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants*

         b. (1) Consent of Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C. n/k/a Davis, Brown, Koehn, Shors & Roberts, P.C.*

             (2) Consent of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc.*

    *Filed with this Amendment

Item 17.  Undertakings.

 1. The undersigned registrant hereby undertakes:

         a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, on December 19, 1996.

                            ALLIED Group, Inc.

                            By: /s/ Jamie H. Shaffer
                               ---------------------
                               Jamie H. Shaffer, President (Financial)
                                                 and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes each of Jamie H. Shaffer and George T. Oleson, with full power of substitution, to execute in the name of such person and to file any amendment or post-effective amendment to this Registration Statement making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Jamie H. Shaffer and George T. Oleson, with full power of substitution, attorney-in fact to sign and to file any such amendment and post-effective amendment to this Registration Statement.

       Signature                      Title                          Date
      ----------                      -----                          ----

/s/ Douglas L. Andersen        President (Property-           December 19, 1996
---------------------------      Casualty)(Principal
    Douglas L. Andersen          Executive officer)

/s/  Jamie H. Shaffer          President (Financial)           December 19, 1996
---------------------------      and Treasurer
     Jamie H. Shaffer            (Principal Executive
                                  Officer and Principal
                                  Accounting Officer)

/s/    John E. Evans           Chairman and Director           December 19, 1996
---------------------------
       John E. Evans

/s/  James W. Callison         Director                        December 19, 1996
---------------------------
     James W. Callison

/s/ Harold S. Carpenter        Director                        December 19, 1996
---------------------------
    Harold S. Carpenter

/s/  Charles I. Colby          Director                        December 19, 1996
---------------------------
     Charles I. Colby

/s/   Harold S. Evans          Director                        December 19, 1996
---------------------------
      Harold S. Evans

/s/ Richard O. Jacobson        Director                        December 19, 1996
---------------------------
    Richard O. Jacobson

/s/   John P. Taylor           Director                        December 19, 1996
---------------------------
      John P. Taylor

/s/ William E. Timmons         Director                        December 19, 1996
---------------------------
    William E. Timmons

/s/   Donald S. Willis         Director                        December 19, 1996
---------------------------
      Donald S. Willis

                                  EXHIBIT INDEX


                                                                    Consecutive
                Exhibit                                             Page Number
                -------                                             -----------
23. (a)  Consent of KPMG Peat Marwick LLP,                          18
         Independent Certified Public
         Accountants.

    (b)  (1)  Consent of Davis, Brown,                              19
              Koehn, Shors & Roberts,
              P.C.

         (2)  Consent of Cheryl M. Critelli,
              Associate Corporate Counsel,
              ALLIED Group, Inc.                                    20